Exhibit 99.1

PermRock Royalty Trust

News Release

PermRock Royalty Trust

Releases Operational Update

FORT WORTH, Texas, May 29, 2019 – PermRock Royalty Trust (NYSE:PRT) (the “Trust”) today released an operational update received from Boaz Energy II, LLC (“Boaz Energy”). To view the update, please go to

http://www.permrock.com/files/doc_downloads/2019/05/ PermRock-Royalty-Trust-Operational-Update-May-2019.pdf.

About PermRock Royalty Trust

PermRock Royalty Trust is a Delaware statutory trust formed by Boaz Energy II, LLC (“Boaz Energy”) to own a net profits interest representing the right to receive 80% of the net profits from the sale of oil and natural gas production from certain properties owned by Boaz Energy in the Permian Basin of West Texas. For more information on PermRock Royalty Trust, please visit our website at www.permrock.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release and in the Operational Update constitute “forward-looking statements.” These forward-looking statements represent the Trust’s and Boaz Energy’s expectations or beliefs concerning future events, and it is possible that the results described will not be achieved. These forward-looking statements include, but are not limited to, Boaz Energy’s expectations regarding future activities affecting the Underlying Properties, including drilling and development opportunities, potential waterflood operations and additional reserves, and expectations regarding future capital outlook. Important factors that could cause actual results to differ materially from those projected in the forward-looking statements include Boaz Energy’s ability to obtain the required permits for anticipated drilling activities, uncertainties in estimating the cost of drilling activities and risks associated with drilling and operating oil and natural gas wells.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Trust does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Trust to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Trust’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2019 and other public filings filed with the SEC. The risk factors and other factors noted in the Trust’s public filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement. The Trust’s filed reports are or will be available over the Internet at the SEC’s website at http://www.sec.gov.

Contact:	PermRock Royalty Trust
Simmons Bank, Trustee
Lee Ann Anderson, Senior Vice President
Toll-free: (855) 588-7839
Fax: (817) 298-5579
Website: www.permrock.com
e-mail: trustee@permrock.com